Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Dan Campbell, Treasurer & IR Officer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Reports Second Quarter 2009 Financial Results

DENVER—August 10, 2009—MarkWest Energy Partners, L.P. (NYSE: MWE) (the Partnership) today reported cash available for distribution to common unitholders, or distributable cash flow (DCF), of $39.9 million for the three months ended June 30, 2009, and $88.9 million for the six months ended June 30, 2009.  DCF for the three months and six months ended June 30, 2009, represents 104 percent and 119 percent coverage, respectively, of the cash distributions declared for those periods.  As a Master Limited Partnership, cash distributions to common unitholders are largely determined based on DCF.  A reconciliation of DCF to net income (loss) attributable to the Partnership, the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported Adjusted EBITDA of $61.1 million for the three months ended June 30, 2009, and $141.8 million for the six months ended June 30, 2009.  MarkWest believes the presentation of Adjusted EBITDA is useful to investors because it is commonly used by master limited partnerships in the midstream natural gas industry to gauge the performance of ongoing business operations.  A reconciliation of Adjusted EBITDA to net income (loss) attributable to the Partnership, the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

Net income (loss) attributable to the Partnership for the three and six months ended June 30, 2009, was $(67.5) million and $(97.2) million, respectively.  Net income (loss) attributable to the Partnership includes non-cash costs associated with the mark-to-market of derivative instruments of $(89.2) million and $(154.9) million for the three and six months ended June 30, 2009, respectively.

“We delivered solid quarterly financial results, strengthened our balance sheet, and maintained volumes during a period of weak commodity prices and a volatile market environment,” said Frank Semple, Chairman, President and Chief Executive Officer of MarkWest.  “The impact of the challenging market conditions was offset by the strength of our fee-based business and increased volumes in certain operating segments, particularly in the shale plays.  We completed two capital market transactions during the second quarter that generated over $171 million in net proceeds.  When combined with the joint venture agreements we executed this year and the cash flow we are generating from capital projects completed in 2008, the capital raised in the second quarter will allow us to fund our growth capital requirements for the foreseeable future.  Looking forward, we remain focused on our key priorities of providing quality midstream services for our customers, strengthening our balance sheet, and achieving our distribution objectives.”

SECOND QUARTER 2009 HIGHLIGHTS

Business Development

•                  Liberty — In May 2009, MarkWest Liberty Midstream & Resources, LLC (MarkWest Liberty), a partnership between MarkWest and NGP Midstream & Resources, L.P. announced the start-up of a 30 million cubic feet per day (MMcf/d) cryogenic processing plant in southwestern Pennsylvania to support the significant ongoing development of the Marcellus Shale.  MarkWest Liberty also increased the capacity of its mechanical refrigeration processing plant that it commissioned in 2008 to 40 MMcf/d. Range Resources and other Marcellus producers continue to experience significant success in southwestern Pennsylvania and gas volumes are expected to grow significantly in the second half of 2009 and into 2010.  To provide the required midstream services, MarkWest Liberty expects to further increase the capacity of its mechanical refrigeration processing plant and to complete the installation of a 120 MMcf/d cryogenic processing plant in late 2009 or early 2010. In addition, MarkWest Liberty continues to expand its gathering and compression infrastructure to serve the increasing volumes.

•                  Southeast Oklahoma — In May 2009, MarkWest and an affiliate of ArcLight Capital Partners, LLC (ArcLight) announced the formation of a joint venture to own and operate the Arkoma Connector Pipeline, a 50-mile interstate pipeline placed into service in July 2009 that provides 638,000 dekatherms per day of Woodford Shale takeaway capacity and interconnects with Midcontinent Express Pipeline and Gulf Crossing Pipeline at Bennington, Oklahoma.  Under the terms of the joint venture agreement, ArcLight acquired a 50 percent equity interest in the joint venture for $62.5 million.  MarkWest will receive a service fee for operating and managing the joint venture.  MarkWest and ArcLight will invest equally in the ongoing costs to operate or expand the pipeline.

•                  Gulf Coast — In June 2009, MarkWest entered into an agreement to sell the steam methane reformer (SMR) currently being constructed at its Javelina refinery off-gas processing facility in Corpus Christi, Texas.  Under the terms of the agreement, the purchaser would complete the construction of the SMR and would provide hydrogen to MarkWest pursuant to a long-term agreement.  The pending divestiture of the SMR is anticipated to close in the third quarter of 2009 and is subject to certain closing conditions.

Financial Results

Balance Sheet

•                  At June 30, 2009, the Partnership had $56.5 million of cash and cash equivalents and a $435.6 million revolving credit facility that matures in February 2012.  As of June 30, 2009, $173.1 million was available for borrowing under the revolving credit facility after consideration of $29.7 million of outstanding letters of credit.

•                  In the second quarter of 2009, the Partnership strengthened its balance sheet by completing a public equity offering of 3.335 million common units and a private placement of $150 million of 6.875% senior unsecured notes due 2014 at an issue price to yield 12.59 percent to maturity.  The Partnership used the combined net proceeds from the two offerings of approximately $171 million to repay borrowings under its revolving credit facility and to fund a portion of its 2009 capital program.

•                  Subsequent to the end of the second quarter of 2009, the Partnership received the second and final payment of $31.25 million from ArcLight in satisfaction of ArcLight’s obligation related to the acquisition of a 50 percent equity interest in the Arkoma Connector Pipeline.

In addition, the Partnership expects to receive approximately $70 million in the third quarter of 2009 related to the pending divestiture of the SMR described above.  At the end of the second quarter of 2009 the Partnership’s available liquidity was $229.6 million.  These subsequent events will increase the Partnership’s available liquidity by approximately $100 million.

Operating Results

•                  Segment operating income for the three months ended June 30, 2009, was $70.9 million, a decrease of $29.7 million when compared to segment operating income of $100.6 million in the same period in 2008.  This decrease is primarily attributable to significantly lower commodity prices compared to the prior year quarter, which was offset, in part, by higher volumes in the Southwest segment in Woodford and Stiles Ranch combined with the benefit of processing capacity expansions in East Texas and western Oklahoma completed in late 2008; higher volumes in the Northeast segment due to the processing plant expansions and upgrades that were completed in 2008; and higher volumes in the Liberty segment from the commencement of operations in the fourth quarter of 2008.

•                  Segment operating income does not include realized gains or losses on derivative instruments.  Realized gains on derivative instruments were $4.3 million in the second quarter of 2009 compared to a realized loss on derivative instruments of $15.2 million in the second quarter of 2008.  The $19.5 million increase reflects the benefit of the Partnership’s hedge program.

Growth Capital Expenditures

•                  For the three months and six months ended June 30, 2009, growth capital expenditures and equity investments were $150.9 million and $322.8 million, respectively.  Growth capital expenditures were funded, in part, through net proceeds of approximately $79 million and $124 million, respectively, related to the sale of equity interest in joint ventures.

2009 DCF AND GROWTH CAPITAL FORECAST

For 2009, the Partnership forecasts DCF in a range of $160 million to $190 million.  This range provides for approximately 105 percent to 125 percent coverage of the Partnership’s full-year distribution based on current quarterly distributions and common units outstanding.  Included within the tables of this press release is a sensitivity analysis for forecasted 2009 DCF that incorporates actual DCF for the first six months of 2009 and forecasted DCF for the remainder of 2009.

The Partnership’s 2009 growth capital expenditures are forecasted at approximately $480 million, of which MarkWest anticipates approximately $330 million will be funded through a combination of capital contributions from the Partnership’s existing joint venture partners and proceeds from the pending divestiture of the SMR facility.  As a result, MarkWest’s share of growth capital expenditures for 2009 will be approximately $150 million, which is lower than the Partnership’s previous 2009 net growth capital forecast of $225 million.  The reduction in MarkWest’s share of growth capital is attributable to expanded growth capital spending offset by increased proceeds received from joint venture and divestiture activities.  Maintenance capital for 2009 is forecasted in a range of $5 million to $10 million.

CONFERENCE CALL

The Partnership will host a conference call and webcast on Tuesday, August 11, 2009, at 4:00 p.m. Eastern Time to review its second quarter 2009 financial results.  Interested parties can participate in the call by dialing (888) 469-1569, passcode “MarkWest”, approximately ten minutes prior to the scheduled start time.  To access the webcast, please visit the Investor Relations section of the Partnership’s website at www.markwest.com.  A replay of the conference call will be available on the MarkWest website or by dialing (866) 454-9173 (no passcode required).

###

MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008, and our Quarterly Report on Form 10-Q for the six months ended June 30, 2009.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.

MarkWest Energy Partners, L.P.

Financial Statistics

(unaudited, in thousands, except per unit data)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Statement of Operations Data
Revenue:
Revenue	$185,000	$278,158	$368,367	$563,200
Derivative loss	(83,235)	(312,591)	(74,931)	(358,841)
Total revenue	101,765	(34,433)	293,436	204,359

Operating expenses:
Purchased product costs	80,652	153,273	182,966	308,208
Derivative loss (gain) related to purchased product costs	2,625	(47,097)	32,138	(79,094)
Facility expenses	32,336	24,762	63,780	47,428
Derivative gain related to facility expenses	(854)	(310)	(1,225)	(353)
Selling, general and administrative expenses	14,861	16,614	30,788	39,075
Depreciation	23,414	16,498	44,357	31,023
Amortization of intangible assets	10,212	10,469	20,445	17,318
Other operating expenses	114	33	890	68
Impairment of long-lived assets	5,855	5,009	5,855	5,009
Total operating expenses	169,215	179,251	379,994	368,682

Income (loss) from operations	(67,450)	(213,684)	(86,558)	(164,323)

Other income (expense):
Earnings from unconsolidated affiliates	1,196	577	1,091	2,128
Interest expense	(22,742)	(17,450)	(40,524)	(28,599)
Amortization of deferred financing costs and discount (a component of interest expense)	(2,046)	(5,164)	(3,437)	(6,207)
Other income	2,443	2,837	1,822	3,318
Income (loss) before provision for income tax	(88,599)	(232,884)	(127,606)	(193,683)

Provision for income tax (benefit) expense:
Current	323	4,565	6,576	15,332
Deferred	(19,726)	(59,682)	(35,317)	(47,006)
Total provision for income tax	(19,403)	(55,117)	(28,741)	(31,674)

Net income (loss)	(69,196)	(177,767)	(98,865)	(162,009)

Net (gain) loss attributable to non-controlling interest	1,690	—	1,710	3,393

Net income (loss) attributable to the Partnership	$(67,506)	$(177,767)	$(97,155)	$(158,616)

Net income (loss) attributable to the Partnership’s common unitholders:
Basic	$(1.18)	$(3.20)	$(1.71)	$(3.51)
Diluted	$(1.18)	$(3.20)	$(1.71)	$(3.51)

Weighted average number of outstanding common units:
Basic	57,603	55,742	57,207	45,326
Diluted	57,603	55,742	57,207	45,326

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$23,027	$40,730	$114,847	$163,958
Investing activities	(150,746)	(117,358)	(325,797)	(459,453)
Financing activities	152,173	324,941	264,084	536,113

Other Financial Data
Distributable cash flow	$39,938	$56,273	$88,853	$111,384
Adjusted EBITDA	$61,077	$75,823	$141,780	$150,202

	June 30, 2009	December 31, 2008
Balance Sheet Data
Working capital	$324	$51,237
Total assets	2,830,312	2,673,054
Total debt	1,339,546	1,172,965
Total partners’ capital	1,219,767	1,207,759

MarkWest Energy Partners, L.P.

Operating Statistics

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Southwest
East Texas
Gathering systems throughput (Mcf/d)	463,900	431,200	457,400	426,600
NGL product sales (gallons)	64,692,600	46,871,700	113,062,600	91,355,100

Oklahoma
Foss Lake gathering system throughput (Mcf/d)	93,300	95,300	92,900	99,600
Stiles Ranch gathering system throughput (Mcf/d) (1)	91,000	N/A	92,200	N/A
Grimes gathering system throughput (Mcf/d)	10,000	13,700	10,400	13,400
Arapaho NGL product sales (gallons)	31,697,300	20,139,800	59,130,100	42,160,100
Southeast Oklahoma gathering systems throughput (Mcf/d)	403,300	252,600	411,100	229,100

Other Southwest
Appleby gathering system throughput (Mcf/d)	49,000	62,900	53,300	62,000
Other gathering systems throughput (Mcf/d) (2)	10,800	12,000	10,800	10,700

Northeast
Appalachia (3)
Natural gas processed (Mcf/d)	197,100	190,300	197,900	200,500

Keep-whole sales (gallons)	33,255,100	19,804,500	84,233,000	68,852,400
Percent-of-proceeds sales (gallons)	20,180,700	10,266,200	39,543,800	21,369,800
Total NGL product sales (gallons) (4)	53,435,800	30,070,700	123,776,800	90,222,200

Michigan
Natural gas processed for a fee (Mcf/d)	1,900	2,700	1,700	2,700
NGL product sales (gallons)	492,100	768,700	1,052,100	1,224,000
Crude oil transported for a fee (Bbl/d)	12,500	13,900	12,600	13,800

Liberty (5)
Gathering systems throughput (Mcf/d)	43,400	N/A	38,500	N/A
NGL product sales (gallons)	7,053,000	N/A	8,436,200	N/A

Gulf Coast
Javelina
Refinery off-gas processed (Mcf/d)	124,800	122,200	114,600	125,100
Liquids fractionated (Bbl/d)	25,200	24,400	22,600	24,900

(1)	We acquired the Stiles Ranch gathering system in August 2008, and completed construction of a 60-mile pipeline connecting the system to our Arapaho processing plants in November 2008.
(2)	Excludes lateral pipelines where revenue is not based on throughput.
(3)	Includes throughput from the Kenova, Cobb, and Boldman processing plants.
(4)

Represents sales at the Siloam fractionator. The total sales in 2009 exclude 5.1 million gallons and 6.5 million gallons sold by the Northeast on behalf of Liberty for the three and six months ended June 30, 2009, respectively.

(5)	We began natural gas gathering and processing operations in the Marcellus Shale in October 2008.

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to GAAP Financial Measure

(unaudited, in thousands)

	Southwest	Northeast	Liberty	Gulf Coast	Total
Three months ended June 30, 2009:
Revenue	$111,569	$48,619	$10,064	$14,748	$185,000

Operating expenses:
Purchased product costs	46,497	32,080	2,075	—	80,652
Facility expenses	19,577	4,799	4,583	3,163	32,122
Total operating expenses before items not allocated to segments	66,074	36,879	6,658	3,163	112,774

Portion of operating (loss) income attributable to non-controlling interests	(1)	—	1,363	—	1,362
Operating income before items not allocated to segments	$45,496	$11,740	$2,043	$11,585	$70,864

	Southwest	Northeast	Liberty (1)	Gulf Coast	Total
Three months ended June 30, 2008:
Revenue	$185,812	$64,893	$—	$27,453	$278,158

Operating expenses:
Purchased product costs	109,524	43,749	—	—	153,273
Facility expenses	14,644	5,207	—	4,429	24,280
Operating income before items not allocated to segments	$61,644	$15,937	$—	$23,024	$100,605

(1) The Partnership began construction in the Liberty segment in May 2008 and operations commenced in October 2008.

	Three months ended June 30,
	2009	2008

Operating income before items not allocated to segments	$70,864	$100,605
Portion of operating income attributable to non-controlling interests	1,362	—
Derivative loss not allocated to segments	(85,006)	(265,184)
Compensation expense included in facility expenses not allocated to segments	(214)	(482)
Selling, general and administrative expenses	(14,861)	(16,614)
Depreciation	(23,414)	(16,498)
Amortization of intangible assets	(10,212)	(10,469)
Other operating expenses	(114)	(33)
Impairment of long-lived assets	(5,855)	(5,009)
Income (loss) from operations	(67,450)	(213,684)
Other income (expense):
Earnings from unconsolidated affiliates	1,196	577
Interest expense	(22,742)	(17,450)
Amortization of deferred financing costs and discount (a component of interest expense)	(2,046)	(5,164)
Other income	2,443	2,837
Income (loss) before provision for income tax	$(88,599)	$(232,884)

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to GAAP Financial Measure

(unaudited, in thousands)

	Southwest	Northeast	Liberty	Gulf Coast	Total
Six months ended June 30, 2009:
Revenue	$216,175	$110,211	$16,720	$25,261	$368,367

Operating expenses:
Purchased product costs	97,031	83,034	2,901	—	182,966
Facility expenses	37,702	9,964	7,122	8,434	63,222
Total operating expenses before items not allocated to segments	134,733	92,998	10,023	8,434	246,188

Portion of operating income attributable to non-controlling interests	27	—	1,643	—	1,670
Operating income before items not allocated to segments	$81,415	$17,213	$5,054	$16,827	$120,509

	Southwest	Northeast	Liberty (1)	Gulf Coast	Total
Six months ended June 30, 2008:
Revenue	$343,888	$168,697	$—	$50,615	$563,200

Operating expenses:
Purchased product costs	202,162	106,046	—	—	308,208
Facility expenses	28,519	9,989	—	8,256	46,764
Operating income before items not allocated to segments	$113,207	$52,662	$—	$42,359	$208,228

(1) The Partnership began construction in the Liberty segment in May 2008 and operations commenced in October 2008.

	Six months ended June 30,
	2009	2008

Operating income before items not allocated to segments	$120,509	$208,228
Portion of operating income attributable to non-controlling interests	1,670	—
Derivative loss not allocated to segments	(105,844)	(279,394)
Compensation expense included in facility expenses not allocated to segments	(558)	(664)
Selling, general and administrative expenses	(30,788)	(39,075)
Depreciation	(44,357)	(31,023)
Amortization of intangible assets	(20,445)	(17,318)
Other operating expenses	(890)	(68)
Impairment of long-lived assets	(5,855)	(5,009)
Income (loss) from operations	(86,558)	(164,323)
Other income (expense):
Earnings from unconsolidated affiliates	1,091	2,128
Interest expense	(40,524)	(28,599)
Amortization of deferred financing costs and discount (a component of interest expense)	(3,437)	(6,207)
Other income	1,822	3,318
Income (loss) before provision for income tax	$(127,606)	$(193,683)

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Distributable Cash Flow

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Net income (loss) attributable to the Partnership	$(67,506)	$(177,767)	$(97,155)	$(158,616)
Depreciation, amortization, impairment, and other non-cash operating expenses	39,673	32,087	71,703	53,574
Amortization of deferred financing costs	2,046	5,164	3,437	6,207
Non-cash earnings from unconsolidated affiliates	(1,196)	(577)	(1,091)	(2,128)
Distributions from (contributions to) unconsolidated affiliates	—	1,400	(4,984)	3,570
Non-cash compensation expense	745	3,087	2,619	8,561
Non-cash derivative activity	89,205	249,961	154,907	245,069
Provision for income tax - deferred	(19,726)	(59,682)	(35,317)	(47,006)
Adjustment for non-controlling interest of consolidated subsidiaries	(2,721)	—	(2,946)	—
Other	410	3,635	671	4,584
Maintenance capital expenditures	(992)	(1,035)	(2,991)	(2,431)
Distributable cash flow allocable to common units	$39,938	$56,273	$88,853	$111,384

Maintenance capital expenditures	$992	$1,035	$2,991	$2,431
Growth capital expenditures and equity investments	150,854	108,167	322,781	193,377
Total capital expenditures and equity investments	$151,846	$109,202	$325,772	$195,808

Distributable cash flow allocable to common units	$39,938	$56,273	$88,853	$111,384
Maintenance capital expenditures	992	1,035	2,991	2,431
Changes in receivables and other assets	(34,691)	(36,799)	5,021	8,370
Changes in accounts payable, accrued liabilities and other long-term liabilities	14,025	21,246	7,734	60,605
Derivative instrument premium payments, net of amortization	1,418	354	2,634	(14,348)
Contribution to unconsolidated affiliates	—	—	4,984	—
Other	1,345	(1,379)	2,630	(4,484)
Net cash provided by operating activities	$23,027	$40,730	$114,847	$163,958

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Net income (loss) attributable to the Partnership	$(67,506)	$(177,767)	$(97,155)	$(158,616)
Non-cash compensation expense	745	3,087	2,619	8,561
Non-cash derivative activity	89,205	249,961	154,907	245,069
Interest expense	24,788	22,614	43,961	34,806
Depreciation, amortization, impairment, and other non-cash operating expenses	39,673	32,087	71,703	53,574
Provision for income tax	(19,403)	(55,117)	(28,741)	(31,674)
Adjustment for cash flow from unconsolidated investments	(1,196)	958	(113)	1,875
Adjustment for non-controlling interest of consolidated subsidiaries	(5,229)	—	(5,401)	(3,393)
Adjusted EBITDA	$61,077	$75,823	$141,780	$150,202

MarkWest Energy Partners, L.P.

Distributable Cash Flow Sensitivity Analysis

(unaudited, in millions)

MarkWest periodically estimates the effect on DCF resulting from its hedge program, changes in crude oil and natural gas prices, and the correlation of natural gas liquids (NGL) prices to crude oil.  The table below reflects MarkWest’s estimate of the range of DCF for 2009 at the noted crude oil prices.  The analysis assumes various combinations of crude oil prices and the ratio of crude oil to gas based on three NGL correlation scenarios, including:

a.               The historical average NGL correlation to crude over the past three years.

b.              One standard deviation above the historical average NGL correlation to crude over the past three years.

c.               One standard deviation below the historical average NGL correlation to crude over the past three years.

The analysis further assumes derivative instruments outstanding as of August 10, 2009, production volumes estimated through December 31, 2009, and incorporates actual results for the first six months of 2009.

The range of stated hypothetical changes in commodity prices considers current and historic market performance.  During the past 10 years, the average annual crude oil to gas ratio has ranged from 6:1 to 11:1 with a 10-year average of 8.3:1.  During the past 10 years, the annual average NGL correlation has ranged between one standard deviation below the historical average and one standard deviation above the historical average.

For the first six months of 2009, the average crude oil to gas ratio was approximately 12:1 and is forecasted to be in a range of 14:1 to 15:1 for the full year of 2009.

Estimated Range of 2009 DCF in millions

		Crude Oil to Gas Ratio
Crude Oil Price	NGL Correlation	16:1	14:1	12:1	10:1	8:1
$70	1 std. deviation above historical average	$217	$217	$216	$216	$215
	Historical average	$199	$199	$199	$198	$196
	1 std. deviation below historical average	$182	$181	$180	$179	$180

$60	1 std. deviation above historical average	$209	$209	$209	$208	$207
	Historical average	$192	$191	$191	$190	$188
	1 std. deviation below historical average	$173	$173	$172	$171	$172

$50	1 std. deviation above historical average	$204	$204	$204	$203	$203
	Historical average	$186	$186	$185	$185	$183
	1 std. deviation below historical average	$168	$167	$166	$166	$168

$40	1 std. deviation above historical average	$199	$199	$199	$199	$198
	Historical average	$181	$180	$180	$179	$178
	1 std. deviation below historical average	$160	$160	$160	$160	$162

The table is based on current information, expectations, and beliefs concerning future developments and their potential effects, and does not consider actions MarkWest management may take to mitigate exposure to changes.  Nor does the table consider the effects that such hypothetical adverse changes may have on overall economic activity.  Historical prices and correlations do not guarantee future results.

Although MarkWest believes the expectations reflected in this analysis are reasonable, MarkWest can give no assurance that such expectations will prove to be correct and readers are cautioned that projected performance, results, or distributions may not be achieved.  Actual changes in market prices, and the correlation between crude oil and NGL prices, may differ from the assumptions utilized in the analysis.  Actual results, performance, distributions, volumes, events, or transactions could vary significantly from those expressed, considered, or implied in this analysis.  All results, performance, distributions, volumes, events, or transactions are subject to a number of uncertainties and risks. Those uncertainties and risks may not be factored into or accounted for in this analysis.  Readers are urged to carefully review and consider the cautionary statements and disclosures made in MarkWest’s periodic reports filed with the SEC, specifically those under the heading “Risk Factors.”